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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, DC   20549

                                   FORM 8-K

                                CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest reported)          December 29, 2000
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                            Louisiana Unwired, LLC
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            (Exact name of registrant as specified in its charter)

        Louisiana                  333-92271-01                  72-1407430
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(State or other jurisdiction       (Commission               (IRS Employer
        of incorporation)          File Number)            Identification No.

   One Lakeshore Drive, Suite 1900, Lake Charles, LA                70629
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        (Address of principal executive offices)                  (Zip Code)

Registrant's telephone number, including area code        337-436-9000
                                                   ----------------------------

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         (Former name or former address, if changed since last report)
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Item 2.  Acquisition or Disposition of Assets

         On December 29, 2000, Registrant sold 127 of its wireless communication towers and related ground leasehold rights and other assets (collectively, "Towers") for gross proceeds of $39,751,000 cash to SBA Properties, Inc., a wholly owned subsidiary of SBA Communications Corporation, an unaffiliated independent owner and operator of wireless communications infrastructure in the United States ("SBA"). At the same time, Registrant entered into a lease of antenna space on the sold Towers from SBA for a term of 10 years, renewable for three additional five year terms, at initial annual rental of $2,286,000 per year, increasing annually by 4% of the prior year's rent.

         Registrant has also agreed to sell to SBA on or before March 31, 2001 an additional 173 Towers at an aggregate cash price of $54,149,000 and to lease space on the sold Towers under similar rental terms, subject, among other conditions, to certain financing requirements for SBA. In addition, Registrant has granted SBA the option to purchase up to 100 additional Towers constructed and owned by Registrant through December 31, 2001, on the same terms.

Item 7.     Financial Statements and Exhibits

     (a)    Financial Statements and Exhibits
                 Not Applicable

     (b)    Financial Statements of Businesses Acquired
                 Not Applicable

     (c)    Pro Forma Financial Information
                 Not Applicable

     (d)    Exhibits

            3.1  Asset Purchase Agreement dated as of December 18, 2000

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                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        Louisiana Unwired, LLC



                                        By: /s/ Robert L. Piper
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Date:  January 10, 2001

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